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                                 FIRST AMENDMENT
                                     TO THE
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

                  This First Amendment (the "Amendment") to that certain Employment and Noncompetition Agreement by and among PolyCon Investments, Inc., a Texas corporation d/b/a Cybex Employment Services Co. (the "Employee"), Cybex Computer Products Corporation, an Alabama corporation (the "Cybex"), and Douglas
E. Pritchett (the "Employee") dated July 1, 1999 (the "Employment Agreement") is dated this 7th day of March, 2000.

                                    RECITALS

                  WHEREAS, Cybex, Apex, Inc., a Washington corporation ("Apex"), and Apex/Cybex, Inc., a Delaware corporation ("Apex/Cybex"), are entering into an Agreement and Plan of Reorganization dated March 7, 2000 (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, (i) Cybex Sub, Inc., an Alabama corporation and a wholly-owned subsidiary of Apex/Cybex, will merge with and into Cybex (the "Cybex Merger"), and upon the Cybex Merger, Cybex will become a wholly-owned subsidiary of Apex/Cybex, and (ii) Apex Sub., Inc., a Washington corporation and a wholly-owned subsidiary of Apex/Cybex, will merge with and into Apex (the "Apex Merger"), and upon the Apex Merger, Apex will also become a wholly-owned subsidiary of Apex/Cybex; and

                  WHEREAS, Cybex, Employee, and Employer desire to amend the terms of the Employment Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. DEFINED TERMS. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Employment Agreement.

                  2. EFFECTIVE DATE. This Amendment shall become effective (the "Effective Date") on the closing of the Cybex Merger described in the Reorganization Agreement.

                  3. AMENDMENT OF SECTION 2.1(d); CONFIRMATION OF EMPLOYMENT. The parties hereby agree that, on the Effective Date, the Employment Agreement is amended by deleting the existing language in Section 2.1(d) and substituting therefor the following new language:

                  (d) "TERMINATION UPON A CHANGE IN CONTROL" shall mean a termination by the Employee of the Employee's employment with Employer or services to Cybex or Apex/Cybex (as defined below) following a "Change in Control" other than any "Change in Control" contemplated by or described in that certain Agreement and Plan of Reorganization dated March 7, 2000, by and among Apex/Cybex, Inc., a Delaware corporation ("Apex/Cybex"), Apex, and Cybex (the "Reorganization Agreement") and/or resulting from the closing of the transactions described in the Reorganization Agreement including, without limitation, the Cybex Merger, the Apex Merger, and the Merger (as such terms are defined in the Reorganization Agreement).

Employee hereby acknowledges and agrees that, following the closing of the transactions described in the Reorganization Agreement including, without limitation, the Cybex Merger, the Apex Merger, and the Merger (as such terms are defined in the Reorganization Agreement), Employee will continue to be employed by Employer under (and subject to) the terms and conditions of the Employment Agreement as


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modified by this Amendment. Employee also acknowledges and agrees that, following the closing of the transactions described in the Reorganization Agreement including, without limitation, the Cybex Merger, the Apex Merger, and the Merger, any future termination of Employee's employment with Employer, whether by Employee or by Employer, will not constitute a "TERMINATI0N UPON A CHANGE IN CONTROL" as described in Section 2.8 of the Employment Agreement unless there is, after the closing of the transactions described in the Reorganization Agreement, a subsequent Change in Control as defined in Section 2.1(e) of the Employment Agreement.

                  4. AMENDMENT OF SECTION 2.1(e). The parties hereby agree that, on the Effective Date, the Employment Agreement is amended by deleting the existing language in Section 2.1(c) and substituting therefor the following new language:

                      (e) "CHANGE IN CONTROL" shall mean any one of the following events:

                            (i)     Any person (other than Apex/Cybex)
                      acquires beneficial ownership of Cybex's or Apex/Cybex's securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-five percent (25%) or more of the combined voting power of Cybex's Apex/Cybex's then outstanding stock. For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Cybex's or Apex/Cybex's securities, would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

                            (ii) Within any twenty-four (24) month period, individuals who were Directors of Cybex or Apex/Cybex at the beginning of such period, together with any other Directors first elected as directors of Cybex or Apex/Cybex pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors of Apex/Cybex.

                            (iii)    Apex/Cybex's stockholders approve:

                                     (1)     any consolidation or merger of
                            Apex/Cybex in which Apex/Cybex is not the continuing or surviving corporation or pursuant to which shares of Apex/Cybex common stock would be converted into cash, securities or other property, other than a merger or consolidation of Apex/Cybex in which the holders of Apex/Cybex's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

                                     (2)     any sale, lease, exchange,
                            liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Apex/Cybex.
                           Notwithstanding subparagraphs (e)(iii)(1) and
                           (c)(iii)(2) above, the term "Change in Control" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of


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                           Apex/Cybex is owned, directly or indirectly, by a
                           holding company, and the holders of Apex/Cybex's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of such holding company.

                               (iv)     Cybex's stockholders approve:

                                        (1)     any consolidation or merger of
                                Cybex in which Cybex is not the continuing or surviving corporation or pursuant to which shares of Cybex common stock would be converted into cash, securities or other property, other than a merger or consolidation of Cybex in which the holders of Cybex common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

                                        (2)     any sale, lease, exchange,
                                liquidation or other transfer (in one
                                transaction or a series of transactions) of all or substantially all of the assets of Cybex or Apex/Cybex.

                      Notwithstanding subparagraphs (e)(iv)(1) and (c)(iv)(2) above, the term "Change in Control" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of Cybex is owned, directly or indirectly, by a holding company, and the holders of Cybex's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of such holding company.

                  5. AMENDMENT OF ACCELERATION LANGUAGE. The parties hereby agree that, on the Effective Date, the Employment Agreement is amended by deleting the phrase "(including accelerated vesting of any awards granted to the Employee under Cybex's stock option plans)" in each of Sections 2.5, 2.6, and
2.8 and substituting therefor in each such Section the following new language:
"(including having the vesting of any awards granted to the Employee under any Cybex or Apex/Cybex stock option plans fully accelerated)." The parties hereby also agree that, on the Effective Date, the Employment Agreement is amended by deleting the sentence "The Employee shall also be entitled to an accelerated vesting of any awards granted to the Employee under Cybex's stock option plans" in each of Sections 4.1 and 4.2 and substituting therefor in each such Section the following new sentence: "The Employee shall also be entitled to have the vesting of any awards granted to the Employee under any Cybex or Apex/Cybex stock option plans fully accelerated."

                  6. AMENDMENT OF SECTION 6.2. The parties hereby agree that, on the Effective Date, the Employment Agreement is amended by deleting the existing language in Section 6.2 and substituting therefor the following new language:

                     6.2 GUARANTEE. Immediately following the closing of the
                  Cybex Merger, Cybex shall obtain from Apex/Cybex Apex/Cybex's unconditional and irrevocable guarantee of the payment obligations of the Employer under this Agreement, including, without limitation, the Employer's obligations under Section
                  6.1 hereof.

                  7. AMENDMENT OF SECTION 6.11; DUTIES FOR APEX/CYBEX. The parties hereby agree that, on the Effective Date, the Employment Agreement is amended by deleting the existing language in Section 6.11 and substituting therefor the following new language:


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                     6.11 SURVIVAL OF EMPLOYER'S OBLIGATIONS. The Employer's
                  obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Employer, to Cybex, or to Apex/Cybex. This Agreement shall not be terminated by any merger or consolidation or other reorganization of the Employer, Cybex, or Apex/Cybex. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns or the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Employer (except to an affiliate of the Employer (including Apex/Cybex) in which event the Employer shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by the Employee.

The parties agree that, from and after the Effective Date, Employee will perform the same duties for Apex/Cybex that he has traditionally performed for Cybex as described in Section 1 of the Employment Agreement.

                  8. NEW SECTION 6.14. The parties agree that, on the Effective Date, the Employment Agreement is amended by adding a new Section 6.14 as follows:

                      6.14 INDEMNIFICATION FOR SECTION 4999 EXCISE, TAXES. In
                  the event that it shall be determined that any payment or other benefit paid by Apex/Cybex, Cybex, or Employer to or for the benefit of the Employee under the Employment Agreement or otherwise, but determined without regard to any additional payments required under this Amendment (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Cybex shall indemnify Employee for such Excise Tax in accordance with the following:

                            (a) Employee shall be entitled to receive an
                      additional payment from Cybex equal to (i) one hundred percent (100%) of any Excise Tax actually paid or finally or payable by the Employee in connection with the Payments, plus (ii) an additional payment in such amount, that after all taxes, interest and penalties incurred in connection with all payments under this
                      Section 2(a), Employee retains an amount equal to one hundred percent (100%) of the Excise Tax.

                            (b) All determinations required to be made under
                      this Section shall be made by Cybex' primary independent public accounting firm, or any other nationally recognized accounting firm reasonably acceptable to Cybex and the Employee (the "Accounting Firm"). Cybex shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to Cybex and Employee. All fees and expenses of the Accounting Firm shall be borne solely by Cyrus. For purposes of making the calculations required by this Section, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Internal Revenue Code, provided the Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Internal Revenue

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

                      Code). The payments to which Employee is entitled pursuant to this Section shall be paid by Cyrus to Employee in cash and in full not later than thirty (30) calendar days following the date Employee becomes subject to the Excise Tax.

(Signature Page Follows)


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                  IN WITNESS WHEREOF, each of the parties has executed this
Amendment, in the case of the Employer and Cybex by their duly authorized officer, as of the day and year set forth below.

DATE: MARCH 7, 2000                    POLYCON INVESTMENTS, INC., D/B/A CYBEX
     --------------------              EMPLOYMENT SERVICES CO.


                                       By:    /s/ DOUGLAS E. PRITCHETT
                                             ---------------------------------
                                       Title: CHIEF FINANCIAL OFFICER
                                             ---------------------------------



                                       CYBEX COMPUTER PRODUCTS CORPORATION


                                       By:    /s/ DOYLE C. WEEKS
                                             ---------------------------------
                                       Title: EXECUTIVE VICE PRESIDENT
                                             ---------------------------------


                                       EMPLOYEE


                                       /s/ DOUGLAS E. PRITCHETT
                                       ---------------------------------------
                                       Douglas E. Pritchett


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